As filed with the Securities and Exchange Commission on March 1, 2023

Registration Nos. 333-77259

333-58978

333-101357

333-105637

333-117679

333-117680

333-135071

333-143347

333-144766

333-188291

333-192346

333-211381

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-77259

Form S-8 Registration Statement No. 333-58978

Form S-8 Registration Statement No. 333-105637

Form S-8 Registration Statement No. 333-117679

Form S-8 Registration Statement No. 333-144766

Form S-8 Registration Statement No. 333-188291

Form S-8 Registration Statement No. 333-211381

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4 ON:

Form S-8 Registration Statement No. 333-101357

Form S-8 Registration Statement No. 333-117680

Form S-8 Registration Statement No. 333-135071

Form S-8 Registration Statement No. 333-143347

Form S-8 Registration Statement No. 333-192346

UNDER THE SECURITIES ACT OF 1933

UMPQUA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-1261319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One SW Columbia Street, Suite 1200 Portland, Oregon	97258
(Address of Principal Executive Offices)	(Zip Code)

Umpqua Holdings Corporation Stock Option Plan

2000 Stock Option Plan

Centennial Bancorp 1993 Incentive Stock Option Plan

Centennial Bancorp 1993 Stock Option Plan for Nonemployee Directors

Centennial Bancorp Restated 1995 Stock Incentive Plan

2003 Stock Incentive Plan

Tehama Bancorp 1999 Stock Option Plan

California Independent Bancorp 1989 Amended and Restated Stock Option Plan

California Independent Bancorp 1996 Stock Option Plan

California Independent Bancorp 2000 Equity Incentive Plan

Amended and Restated Humboldt Bancorp & Subsidiaries 2001 Equity Incentive Plan

Amended Humboldt Bancorp Stock Option Plan

Western Sierra Bancorp 2004 Stock Option Plan

Western Sierra Bancorp 1999 Stock Option Plan

Western Sierra Bancorp 1997 Stock Option Plan

Auburn Community Bancorp 2003 Stock Option Plan

Sentinel Community Bank 1999 Stock Option Plan

Western Sierra National Bank 1989 Stock Option Plan

North Bay Bancorp Amended and Restated 2002 Incentive Compensation Plan (Formerly North Bay Bancorp 2002 Stock Option Plan)

North Bay Bancorp Stock Option Plan

2007 Long Term Incentive Plan

Umpqua Bank 401(k) and Profit Sharing Plan

Umpqua Holdings Corporation 2013 Incentive Plan

Northern Empire Bancshares 1997 Stock Option Plan

Sterling Savings Bank Employee Savings and Investment Plan & Trust

Sterling Financial Corporation 2007 Long-Term Incentive Plan

Sterling Financial Corporation 2010 Long-Term Incentive Plan

(Full Title of Plans)

Clint E. Stein

President and Chief Executive Officer

Columbia Banking System, Inc.

1301 A Street

Tacoma, Washington 98402-4200

(Name and address of agent for service)

(253) 305-1900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a small reporting company)	Small reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 or Post-Effective Amendment No. 2, as applicable, relating to each of the following Registration Statements on Form S-8 or Form S-4, as applicable (collectively, the “Prior Registration Statements”) is being filed by Umpqua Holdings Corporation (the “Registrant” or “Umpqua”) to terminate all offerings under the Prior Registration Statements and to deregister any and all shares of Umpqua common stock, no par value per share (the “Shares”), together with any and all plan interests and other securities registered but unsold as of the date hereof thereunder (note that the Share numbers listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):

1.

Registration Statement on Form S-8, File No. 333-77259, filed with the Securities and Exchange Commission (the “Commission”) on April 28, 1999, relating to the registration of 1,121,400 Shares issuable pursuant to the Umpqua Holdings Corporation Stock Option Plan.

2.	Registration Statement on Form S-8, File No. 333-58978, filed with the Commission on April 16, 2001, relating to the registration of 1,000,000 Shares issuable pursuant to the 2000 Stock Option Plan.

3.

Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement, File No. 333-101357, filed with the Commission on November 21, 2002, relating to the registration of 807,312 Shares issuable pursuant to the Centennial Bancorp 1993 Incentive Stock Option Plan, Centennial Bancorp 1993 Stock Option Plan for Nonemployee Directors and Centennial Bancorp Restated 1995 Stock Incentive Plan.

4.	Registration Statement on Form S-8, File No. 333-105637, filed with the Commission on May 29, 2003, relating to the registration of 2,000,000 Shares issuable pursuant to the 2003 Stock Incentive Plan.

5.

Registration Statement on Form S-8, File No. 333-117679, filed with the Commission on July 27, 2004, relating to the registration of 114,157 Shares issuable pursuant to the Tehama Bancorp 1999 Stock Option Plan.

6.

Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement, File No. 333-117680, filed with the Commission on July 27, 2004, relating to the registration of 986,389 Shares issuable pursuant to the California Independent Bancorp 1989 Amended and Restated Stock Option Plan, California Independent Bancorp 1996 Stock Option Plan, California Independent Bancorp 2000 Equity Incentive Plan, Amended and Restated Humboldt Bancorp & Subsidiaries 2001 Equity Incentive Plan and Amended Humboldt Bancorp Stock Option Plan.

7.

Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement, File No. 333-135071, filed with the Commission on June 16, 2006, relating to the registration of 723,418 Shares issuable pursuant to the Western Sierra Bancorp 2004 Stock Option Plan, Western Sierra Bancorp 1999 Stock Option Plan, Western Sierra Bancorp 1997 Stock Option Plan, Auburn Community Bancorp 2003 Stock Option Plan, Sentinel Community Bank 1999 Stock Option Plan and Western Sierra National Bank 1989 Stock Option Plan.

8.

Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement, File No. 333-143347, filed with the Commission on May 30, 2007, relating to the registration of 542,327 Shares issuable pursuant to the North Bay Bancorp Amended and Restated 2002 Incentive Compensation Plan (Formerly North Bay Bancorp 2002 Stock Option Plan) and North Bay Bancorp Stock Option Plan.

9.

Registration Statement on Form S-8, File No. 333-144766, filed with the Commission on July 23, 2007, relating to the registration of (i) 1,000,000 Shares issuable pursuant to the 2007 Long Term Incentive Plan and (ii) an indeterminate amount of plan interests in the Umpqua Bank 401(k) and Profit Sharing Plan.

10.

Registration Statement on Form S-8, File No. 333-188291, filed with the Commission on May 2, 2013, relating to the registration of 4,000,000 Shares issuable pursuant to the Umpqua Holdings Corporation 2013 Incentive Plan.

11.

Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement, File No. 333-192346, filed with the Commission on April 18, 2014, relating to the registration of 786,360 Shares issuable pursuant to the Northern Empire Bancshares 1997 Stock Option Plan, Sterling Savings Bank Employee Savings and Investment Plan & Trust, Sterling Financial Corporation 2007 Long-Term Incentive Plan and Sterling Financial Corporation 2010 Long-Term Incentive Plan.

12.

Registration Statement on Form S-8, File No. 333-211381, filed with the Commission on May 16, 2016, relating to the registration of 4,000,000 Shares issuable pursuant to the Umpqua Holdings Corporation 2013 Incentive Plan.

On October 11, 2021, the Registrant entered into an Agreement and Plan of Merger, as amended on January 9, 2023 (the “Merger Agreement”) with Columbia Banking System, Inc. (“Columbia”) and Cascade Merger Sub, Inc., a direct, wholly-owned subsidiary of Columbia (“Merger Sub”), pursuant to which, on February 28, 2023, (i) Merger Sub merged with and into Umpqua (the “Merger”), with Umpqua surviving the merger (the “Surviving Entity”) and (ii) immediately following the Merger, the Surviving Entity merged with and into Columbia (the “Second Step Merger” and, together with the Merger, the “Mergers”), with Columbia continuing as the surviving corporation in the Second Step Merger.

In connection with the Mergers, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Prior Registration Statements. Accordingly, pursuant to the undertakings made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, this Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 hereby remove from registration all of such securities registered under the Prior Registration Statements that remain unsold as of the date of this Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, as applicable, to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tacoma, State of Washington, on March 1, 2023.

COLUMBIA BANKING SYSTEM, INC. (as successor by merger to Umpqua Holdings Corporation)

By:	/s/ Kumi Yamamoto Baruffi
Name: Kumi Yamamoto Baruffi
Title: General Counsel

No other person is required to sign this Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, as applicable, to the Prior Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.